Q77(h) (Change in Control)

Virtus Seix Core Bond Fund (Series 4):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix Core
Bond Fund into Virtus Seix Core Bond Fund. As of the end of the period, Charles Schwab owned approximately 46.41% of the shares (as measured in assets).
Virtus Seix Investment Grade Tax-Exempt Bond
Fund (Series 5):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Investment
Grade Tax-Exempt Bond Fund into Virtus Investment
Grade Tax-Exempt Bond Fund. As of the end of the period, Charles Schwab owned approximately 49.19% of the shares (as measured in assets).
Virtus Silvant Large-Cap Growth Stock Fund (Series 6):
       National Financial Services, LLC ("NFS"), on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Silvant Large Cap
Growth Stock Fund into Virtus Silvant Large-Cap
Growth Stock Fund. As of the end of the period, NFS owned approximately 46.08% of the shares (as measured in assets).
Virtus Ceredex Large-Cap Value Equity Fund (Series 7):
       National Financial Services, LLC ("NFS"), on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Ceredex Large Cap
Value Equity Fund into Virtus Ceredex Large-
Cap Value Equity Fund. As of the end of the period, NFS owned approximately 28.51% of the shares (as measured in assets).
Virtus Seix Short-Term Bond Fund (Series 9):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix
Short-Term Bond Fund into Virtus Seix Short-Term Bond
Fund. As of the end of the period, Charles Schwab owned approximately 55.29% of the shares (as measured in assets).
Virtus Seix High Grade Municipal Bond Fund (Series 13):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix High
Grade Municipal Bond Fund into Virtus Seix High
Grade Municipal Bond Fund. As of the end of the period, Charles Schwab owned approximately 27.92% of the shares (as measured in assets).
Virtus Seix Georgia Tax-Exempt Bond Fund (Series 14):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix Georgia
Tax-Exempt Bond Fund into Virtus Seix Georgia
Tax-Exempt Bond Fund. As of the end of the period, Charles Schwab owned approximately 81.18% of the shares (as measured in assets).
Virtus Seix U.S. Mortgage Fund (Series 17):
       SunTrust Bank and Various Benefit Plans
("SunTrust"), acquired control on July 14, 2017, upon the merger of RidgeWorth Seix U.S. Mortgage Fund into
Virtus Seix U.S. Mortgage Fund. As of the end of the period, SunTrust owned approximately 55.79% of the shares (as measured in assets).
Virtus Seix Virginia Intermediate Municipal Bond
Fund (Series 30):
       SEI Private Trust Company ("SEI"), on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Seix Virginia
Intermediate Municipal Bond Fund into Virtus Seix
Virginia Intermediate Municipal Bond Fund. As of the end of the period, SEI owned approximately 67.63% of the shares (as measured in assets).
Virtus Seix Short-Term Municipal Bond Fund (Series 32):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Short-Term
Municipal Bond Fund into Virtus Short-Term
Municipal Bond Fund. As of the end of the period, Charles Schwab owned approximately 27.05% of the shares (as measured in assets).
Virtus Growth Allocation Strategy (Series 34):
       SunTrust Bank and Various Benefit Plans
("SunTrust"), acquired control on July 14, 2017, upon the merger of RidgeWorth Growth Allocation Strategy
Fund into Virtus Growth Allocation Strategy Fund.
As of the end of the period, SunTrust owned approximately
60.82% of the shares (as measured in
assets).
Virtus Seix High Income Fund (Series 38):
       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix High
Income Fund into Virtus Seix High Income Fund. As of the end of the period, Charles Schwab owned approximately 55.77% of the shares (as measured in assets).
Virtus Ceredex Mid-Cap Value Equity Fund (Series 39):
       National Financial Services, LLC ("NFS"), on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Ceredex Mid-Cap
Value Equity Fund into Virtus Ceredex Mid-Cap
Value Equity Fund. As of the end of the period, NFS owned approximately 28.12% of the shares (as measured in assets).
Virtus Seix Corporate Bond Fund (Series 40):
       Charles Schwab & Co. ("Charles Schwab") and
National Financial Services, LLC ("NFS"), each on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Seix
Corporate Bond Fund into Virtus Seix Corporate Bond
Fund. As of the end of the period, Charles Schwab and NFS owned approximately 33.96% and 33.17% of the shares (as measured in assets), respectively.
Virtus Seix Ultra-Short Bond Fund (Series 43):

       National Financial Services, LLC ("NFS"), on behalf of its customers, acquired control on July 14, 2017, upon the merger of RidgeWorth Seix Ultra-Short
Fund into Virtus Seix Ultra-Short Fund. As of the end of the period, NFS owned approximately 33.49% of the shares (as measured in assets).
Virtus Seix Government Securities Ultra-Short Bond
Fund (Series 44):

       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix Government
Securities Ultra-Short Fund into Virtus Seix
Government Securities Ultra-Short Fund. As of the end of the period, Charles Schwab owned approximately 56.70% of the shares (as measured in assets).
Virtus Seix Total Return Bond Fund (Series 51):

       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix Total
Return Bond Fund into Virtus Seix Total Return
Bond Fund. As of the end of the period, Charles
Schwab owned approximately 38.63% of the shares (as measured in assets).
Virtus Seix High Yield Fund (Series 53):

       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix High
Yield Fund into Virtus Seix High Yield Fund. As of the end of the period, Charles Schwab owned approximately
49.11% of the shares (as measured in assets).
Virtus Seix Limited Duration Fund (Series 54):

       Seix Advisors, as Manager ("Seix"), acquired control on July 14, 2017, upon the merger of RidgeWorth Seix Limited Duration Fund into Virtus
Seix Limited Duration Fund. As of the end of the period, Seix owned approximately 98.00% of the shares (as measured in assets).
Virtus Seix North Carolina Tax-Exempt Bond
Fund (Series 55):

       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix North
Carolina Tax-Exempt Bond Fund into Virtus Seix
North Carolina Tax-Exempt Bond Fund. As of the end of the period, Charles Schwab owned approximately 58.42% of the shares (as measured in assets).
Virtus Seix Floating Rate High Income
Fund (Series 60):

       Charles Schwab & Co. ("Charles Schwab"), on behalf of its customers, acquired control on July
14, 2017, upon the merger of RidgeWorth Seix Floating
Rate High Income Fund into Virtus Seix Floating
Rate High Income Fund. As of the end of the period, Charles Schwab owned approximately 33.95% of the shares (as measured in assets).